Exhibit 3.1

Delaware	Page 1
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “FUNDRISE EREIT, LLC”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF OCTOBER, A.D. 2025, AT 11:13 O`CLOCK A.M.

10368878 8100	Authentication: 205053902
SR# 20254284878	Date: 10-16-25

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.            The name of the limited liability company is Fundrise eREIT, LLC.

2.            The Registered Office of the limited liability company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company.

By:	/s/ Brandon Jenkins
Authorized Person
Name:	Brandon Jenkins
Print or Type

State of Delaware

Secretary of State

Division of Corporations

Delivered 11:13 AM 10/16/2025

FILED 11:13 AM 10/16/2025

SR 20254284878 - File Number 10368878